As filed with the Securities and Exchange Commission on February 22, 2017

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMS Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5030 (Primary Standard Industrial Classification Code Number)	46-2931287 (I.R.S. Employer Identification Number)

100 Crescent Parkway, Suite 800
Tucker, Georgia  30084
(800) 392-4619
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

G. Michael Callahan, Jr.
President and Chief Executive Officer
GMS, Inc.
100 Crescent Parkway, Suite 800
Tucker, Georgia  30084
(800) 392-4619
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Andrew B. Barkan, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000	Peter J. Loughran, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-215890

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common stock, $0.01 par value per share	1,092,500	$29.25	$31,955,625.00	$3,703.66

(1)                                  This amount is in addition to the 6,900,000 shares registered under the registration statement originally declared effective on February 22, 2017 (File No. 333-215890), and includes shares/offering price of shares that may be sold upon exercise of the underwriters’ option to purchase additional shares.

(2)                                  This amount represents the proposed maximum aggregate offering price of the securities registered hereunder. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed by GMS Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register an additional number of shares of the Company’s common stock, par value $0.01 per share.  The Company hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-215890), as amended (including the exhibits thereto), declared effective on February 22, 2017 by the U.S. Securities and Exchange Commission (the “Commission”).

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on February 23, 2017), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during regular business hours on February 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 22nd day of February, 2017.

GMS INC.

By:	/s/ H. Douglas Goforth
	Name:	H. Douglas Goforth
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2017
G. Michael Callahan, Jr.

/s/ H. Douglas Goforth	Chief Financial Officer (Principal Financial Officer)	February 22, 2017
H. Douglas Goforth

*	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2017
Lynn Ross

*	Chairman of the Board	February 22, 2017
Richard K. Mueller

*	Director	February 22, 2017
Peter C. Browning

*	Director	February 22, 2017
Justin de La Chapelle

*	Director	February 22, 2017
John J. Gavin

*	Director	February 22, 2017
Theron I. Gilliam

*	Director	February 22, 2017
Brian R. Hoesterey

*	Director	February 22, 2017
Ronald R. Ross

*	Director	February 22, 2017
J. Louis Sharpe

*	Director	February 22, 2017
J. David Smith

*By:	/s/ H. Douglas Goforth
H. Douglas Goforth
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on the signature pages to the Registration Statement on Form S-1 filed on February 3, 2017 (File No. 333-215890) and incorporated herein by reference).